Exhibit 99

Certification of
Chief Financial Officer and Executive Vice President
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the Annual Report on Form 11-K of the Chyron Corporation Employees' 401(k) Plan (the "Plan") for the year ended December 31, 2002.

We, Jerry Kieliszak, Chief Financial Officer, and James Paul, Executive Vice President, of Chyron Corporation, each individually, certify that:

(i)      the Form 11-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)     the information contained in the Form 11-K fairly presents, in all material respects, the net assets available for benefits and changes in assets available for benefits of the Plan.

Dated:  June 27, 2003

/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President and
Chief Financial Officer

/s/ James Paul
James Paul
Executive Vice President and
President of Graphics Division